rotork
Hereby appoints and presents
this certificate to
Petrochemical Engineering Limited
AS
its Authorized Distributor

/s/ Lan Guo Signature of Authorized Person	[Seal: Rotork Controls Limited Shanghai Office]
Date: 01/01/2010	Validity: 12/31/2010